Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Thomas M. Marra, Chief Executive Officer of Symetra Financial Corporation, certify that (i) the Form 10-Q for the quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in the Form 10-Q for the quarter ended June 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of Symetra Financial Corporation.

Date: August 2, 2013	By:	/s/ Thomas M. Marra
Thomas M. Marra President and Chief Executive Officer